Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of TIM Participações, S.A. of our report  dated June 27, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in TIM Participações S.A.'s Annual Report on Form 20-F/A for the year ended December 31, 2010.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Rio de Janeiro, September 15, 2011

/s/	PricewaterhouseCoopers
PricewaterhouseCoopers Auditores Independentes